NASDAQ:  QUIZ                                      INVESTOR
UPDATE

November 20, 1996

        THE QUIZNO'S CORPORATION CONTINUES RECORD GROWTH
      WITH 19 OPENINGS, 92 FRANCHISES SOLD IN 3RD QUARTER

3rd QUARTER HIGHLIGHTS:

 .    19 new QUIZNO'S Classic Subs restaurants opened, setting a new quarterly record over the previous 13 opened in a single quarter
 .    92 new franchises were sold, more than tripling the previous record of 30 sold in a single quarter
 .    Revenue from royalties was up 43% to $424,349 from $296,110 in 3rd quarter 1995
 .    Systemwide sales rose 36% to $9.5 million from $7.0 million in 3rd quarter 1995


3rd QUARTER FINANCIAL SUMMARY:

                     3 months ended Sept. 30           9 months ended Sept. 30
                    1995       1996      Change     1995       1996     Change

Revenue         $1,748,455  $1,843,025     5%    $4,612,643   $5,499,410   19%
Profit (Loss)      $26,719   ($265,131)           ($316,832)   ($432,833)
Earnings/Share       $0.00     ($0.10)             ($0.13)       ($0.17)
Systemwide Sales      $7.0 m   $9.5 m  36%         $19.0 m     $25.8 m 35%
Units Open            94           141                 94        141

QUIZNO'S invested in its growth strategy in the 3rd quarter ended
September 30, 1996, by focusing on store openings and franchise sales, achieving quarterly records and targeting long term pay-offs in royalty revenue benefits in both areas.

The 3rd quarter focus resulted in 19 new restaurants opening and sales of 92 franchises yielding fees of $550,750. While the franchise sales fees were collected at the time of sales, they are not posted to income until units open.

After three of the last four quarters being profitable, this quarter's loss was attributed primarily to spending associated with the franchise sales push and corresponding lower Area Director territory sales in 3rd quarter. Historically, Area Director fees fluctuate and can affect overall profitability from quarter to quarter. The goal of QUIZNO'S as a franchise company is to build substantial revenues from the royalty stream in order to diminish the effects of these fees on the bottom line.

In the 3rd quarter, revenue from royalties continued to grow, increasing 43% to $424,349 up from $296,110 in 3rd quarter 1995.

"Our first priority remains growth of the chain and serving our customers the best sandwich in the market," said Rick Schaden, president and CEO. "We will continue to take advantage of opportunities for growth, even if it means a reduction in financial performance in a given quarter."

Area Director Territories Sold 3rd Quarter Ending Sept. 30, 1996

Market                    No. of QUIZNO'S      Time Period   Commencement Date

Rockford, IL                   11               3 years         9/30/96
Waco/Temple/Bryan, TX          18               4 years         9/30/96

(Expanded Territories)
Los Angeles County             17              10 years        11/08/96
Baton Rouge, LA                29               5 years         9/27/96

Franchises Sold, Restaurants Opened
A special limited time offer to existing, qualified franchisees to buy a second franchise at a discounted rate helped to set the record of 92 franchises sold in 3rd quarter 1996. The record number of franchises sold prior to this quarter was 30 in 2nd quarter 1996.

With the record 19 QUIZNO'S Classic Subs opened in 3rd quarter, the chain now is operating in 24 states and Canada, compared to 23 in 2nd quarter 1996, and compared to 17 states in 3rd quarter
1995.

New QUIZNO'S Classic Subs Opened Since July 1, 1996
1426 NE Broadway #03            Portland, OR            July 15
4341 MacArthur Blvd.            Newport Beach, CA       July 20
337 El Camino Real, #B          Encinitas, CA           July 25
2147 Fremont Dr.                Canon City, CO          July 29
61535 S. Hwy 97                 Bend, OR                July 29
415 Main Street                 Alamosa, CO             July 29
202 S. 5th Ave.                 Yakima, WA              July 30
3602 Tieton Dr.                 Yakima, WA             August 3
524 Yakima Valley Hwy.          Sunnyside, WA          August 4
2412 Terrace Hts. Dr.           Yakima, WA             August 7
4802 Summitview                 Yakima, WA             August 9
221 S. Fifth Street             Louisville, KY        August 25
132 Winrock Center              Albuquerque, NM       August 25
5252 Hickory Hollow Pky #FC-08  Antioch, TN           August 25
208 S.W. 43rd                   Renton, WA         September 25
Bluemound Rd. #FC8              Brookfield, WI     September 26
2400 N. Oregon                  El Paso, TX        September 27
720 W. Broadway                 Vancouver, BC      September 30
Kitsap Mall                     Silver Lake, WA    September 30
Route 82, South Park Mall       Strongsville, OH     October 15
7305 S. 85th Street             Omaha, NE            October 15
117 Northwestern                W. Lafayette, IN     October 19
2700 Richmond Rd.               Texarkana, TX        October 21
Foxcross Shopping Ctr.          Topeka, KS           October 25
Koin Building                   Portland, OR         November 8`
121 W. Maryland St.             Indianapolis, IN    November 15
1308 N. Vanburen                Kennewick, WA       November 16


(Call Sue Hoover or Debbie Leider at 303-706-9338 for additional copies of this update.)
A Form 10-K will be filed with the SEC in connection with this Investor Update. Reference is made to such Form 8-K for dicussion of certain risks relating to forward looking statements herein.